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                                                                   EXHIBIT 10.32


                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

         THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT is entered into as of the 10th day of April, 2001 by and between CERES GROUP, INC., a Delaware corporation, referred to in this Agreement as the "Company," and CHARLES E. MILLER, JR., referred to in this Agreement as "Miller."

                                    RECITALS:

         Employer and Employee entered into a certain Employment Agreement as of the 1st day of October, 1998 (the "Original Agreement"). The parties now desire to amend the Original Agreement, as hereinafter set forth.

         For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. Section 1 of the Original Agreement is hereby deleted in its entirety and the following inserted in its place:

                  "The Company hereby employs Miller as its Chief Financial Officer for a period of two (2) years, commencing on April 1, 2001 through June 30, 2003; provided, however, that this Agreement shall automatically renew for succeeding one (1) year terms, unless the Company provides Miller with at least sixty (60) days' advance written notice that this Agreement and Miller's employment shall terminate as of the close of business on June 30 of the then-current original or renewal termination date (as the case may be). However, regardless of any provisions of this Agreement to the contrary, or which could be construed to the contrary, in that event, or in the event Miller shall leave the employment of the Company at any time other than as a voluntary quit under Section 6(d) or for cause under Section 6(a), Miller shall be entitled to severance pay equal to eighteen (18) months of Miller's then-current annual salary (less normal administrative deductions), payable in eighteen (18) equal monthly installments on the first day of each month, such payments to be in lieu of any other severance or termination payment from the Company.

                  In the event that Miller's employment is terminated in connection with a "change of control" of the Company, Employee shall be entitled to receive cash compensation equal to two
                  (2) years of Miller's then-current annual salary (less normal administrative deductions), payable in lump sum within thirty
                  (30) days of such "change of control," such payment to be in lieu of any other severance or termination payment contained herein. "Change of control" shall mean the occurrence of any of the following events:

                  (i) a tender offer shall be made and consummated for the ownership of 50.1% or more of the outstanding voting securities of the Company;

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                  (ii)     the Company shall be merged or consolidated with
                           another corporation and, as a result of such merger or consolidation, less than 50.1% of the outstanding voting securities of the surviving or continuing corporation shall be owned in the aggregate by the former stockholders of the Company as the same shall have existed immediately prior to such merger or consolidation; or

                  (iii) the Company shall sell substantially all of its operating assets to another corporation which is not a wholly-owned subsidiary;

                  (iv)     a person, within the meaning of Section 3(a)(9) or of
                           Section 13(d)(3) (as in effect on the date hereof) of the Exchange Act shall acquire, other than by reason of inheritance, (50.1%) or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record). In determining whether a Change of Control has occurred, gratuitous transfers made by a person to an affiliate of such person (as determined by the Board of Directors of the Company), whether by gift, devise or otherwise, shall not be taken into account. For purposes of this Agreement, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) as in effect on the date hereof pursuant to the Exchange Act."

         2. Section 2(c) of the Original Agreement is hereby deleted in its entirety and the following inserted in its place:

                  "Miller shall also participate in the Company's bonus plan for officers or such other incentive compensation or plans as may be established by the Company's Board of Directors (the "Officer Bonus Plan"). Miller's bonus shall be payable as soon as it reasonably can be determined. Notwithstanding the foregoing, Miller shall be entitled to defer the receipt of his salary and/or bonus pursuant to procedures adopted or plans maintained by the Company."

         3. Sections 6(b) and 6(c) of the Original Agreement are hereby deleted in their entirety.

         4. Section 7(d) of the Original Agreement is hereby deleted in its entirety and the following inserted in its place:

                  During Miller's employment hereunder and, in the event of a change of control or termination of Employee's employment for any reason other than for cause (under Section 16) or a voluntary quit, for a period of twelve (12) months, Miller shall not engage, directly or indirectly, whether as an owner, partner, employee, officer, director, agent, consultant or otherwise, in any location where the Company or any of its subsidiaries is engaged in business after the date hereof and prior to the termination of Miller's employment, in a business the same or similar to, any business now, or at any time after the date hereof and prior to Miller's termination, conducted by the Company or any of its subsidiaries, provided, however, that the mere ownership of 5% or less of the stock of a company whose

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                  shares are traded on a national securities exchange or are quoted on the National Association of Securities Dealers Automated Quotation System shall not be deemed ownership which is prohibited hereunder

         5. Except to the extent expressly amended by this First Amendment, each and every term of the Original Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first above written.

EMPLOYER:                                  EMPLOYEE:
CERES GROUP, INC.                          CHARLES E. MILLER, JR.

By:  /s/  Peter W. Nauert                    /s/  Charles E. Miller, Jr.
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Its: Chief Executive Officer
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